SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)      February 24, 1999

              Florida East Coast Industries, Inc.
       (Exact name of Registrant as specified in its charter)

                          Florida
           (State or other jurisdiction of incorporation)

        2-89530                                        59-2349968
(Commission File Number)                   (IRS Employer Identification No.)

One Malaga Street, St. Augustine, FL                   32085-1048
(Address of principal executive office)                (Zip Code)

Registrant's telephone number, including area code:   904-829-3421

             1650 Prudential Drive, Jacksonville, FL 32207
      (Former name or former address, if changed since last report)

ITEM 5.              OTHER MATERIALLY IMPORTANT EVENTS
======================================================
See the following Press Releases dated February 24 and 25, 1999, announcing the appointments of Heidi Eddins as Senior Vice President, General Counsel and Secretary and Robert F. MacSwain as Executive Vice President of Special Projects of Florida East Coast Industries:

        "HEIDI EDDINS BECOMES SENIOR VICE PRESIDENT, GENERAL COUNSEL AND
         SECRETARY OF FLORIDA EAST COAST INDUSTRIES (NYSE: FLA)

"St. Augustine, Florida-February 24, 1999) Robert W. Anestis, Chairman and Chief Executive Officer of Florida East Coast Industries (NYSE: FLA) today announced the appointment of Heidi J. Eddins as FECI's Senior Vice President, General Counsel and Secretary. Eddins will assume her new position on March 15, 1999.

"Heidi Eddins' extensive railroad background, her first-hand experience structuring real estate transactions and, above all, her energy and enthusiasm make her an invaluable addition to the FECI senior management team," said Anestis. "We plan to make our rail operations more productive, to maximize the returns on our real estate, and to identify creative and profitable ways to leverage the telecommunications and other non-freight potential of our rail assets. Heidi gives us the in-house expertise to attack each of these fronts successfully."

"Eddins has served for over 16 years, most recently as Vice President, General Counsel and Secretary, with Providence and Worcester Railroad Company (AMEX:
PWX), a 545-mile regional railroad headquartered in Worcester, Massachusetts. At Providence and Worcester, Eddins provided the full and complex range of legal services needed to support the successful daily operations of a regional railroad company. Her responsibilities included labor relations with Providence and Worcester's unionized work force, contract negotiations (including acquisition transactions) with connecting carriers, risk management, environmental management, reporting to the Securities and Exchange Commission and other oversight authorities, and investor relations with Providence and Worcester shareholders.

"Eddins also played a key role in increasing the value of the railroad's real estate holdings, including the successful advocacy at the Federal and state level of a $120 million freight rail improvement project (FRIP)in the state of Rhode Island. She negotiated and managed real estate transactions such as licenses, leases, easements and sales. She also has negotiated numerous agreements for the installation of fiber optic lines by telecommunications companies on Providence and Worcester's rights of way.

"Florida East Coast Industries conducts its operations primarily through two wholly owned subsidiaries-Florida East Coast Railway Company and Gran Central Corporation. FEC Railway carries freight traffic within the state of Florida on 442 miles of track, including its mainline, which runs from Jacksonville to Miami. Gran Central Corporation develops, leases, and manages approximately seven million square feet of office, showroom and warehouse space on 18,000 acres of real estate. The Company also has a trucking subsidiary, International Transit, Inc., which provides truckload service throughout the southeastern United States.

"Anestis noted that in recent years FECI has relied exclusively on outside counsel for its legal needs. "FECI is aggressively pursuing a number of new directions to increase the return on all of our assets. In this creative new environment, knowledgeable and visionary in-house legal guidance is essential," said Anestis. "Heidi's rare combination of skills perfectly match the demands FECI's expanding set of activities are creating."

"I am excited by FECI's prospects," said Eddins. "It has a strong rail operation that can become even stronger, its real estate assets will be an increasing source of value, and the economic potential of linking its right of way with the telecommunications infrastructure of the next century is tremendous. I look forward to using my background in each of these areas to make FECI efforts as successful as possible."

"Heidi has been a valuable member of the P&W management team for 16 years and has contributed to the Company's success in a multitude of ways. While we are disappointed by Heidi's departure, we are delighted for the opportunity the FECI position presents her. I am certain that she will be an equally valuable contributor to the future of that company and wish her every success in her new endeavor," said Orville R. Harrold, President, Providence and Worcester Railroad Company.

"Eddins is a summa cum laude graduate of Boston College and a 1981 honors graduate from the University of Connecticut School of Law where she served as Executive Editor of the Law Review. Prior to joining Providence and Worcester, she practiced law at the Hartford, Connecticut firm of Updike, Kelly and Spellacy for 3 years. She is licensed to practice law in Connecticut, Massachusetts and Rhode Island and is past president of the Railroad Insurance Management Association and both the Massachusetts and Connecticut Railroad Associations. A member of numerous professional organizations, she was the recipient of the 1998 Leadership Award to Women in Business given by the New England Council. She and her husband, Charles, have three children, Katherine, Scott and Brett."
                     ==================================

       "FLORIDA EAST COAST INDUSTRIES (NYSE: FLA)NAMES ROBERT MACSWAIN
                EXECUTIVE VICE PRESIDENT FOR SPECIAL PROJECTS


"St. Augustine, Florida-(February 25, 1999)-Robert W. Anestis, Chairman and Chief Executive Officer of Florida East Coast Industries (NYSE: FLA) today announced the appointment of Robert F. MacSwain as Executive Vice President for Special Projects. MacSwain has been serving in that position since February 1, 1999.

"Over the last 15 years, I have worked with Bob MacSwain on a number of projects to bring out the non-rail value associated with the assets of rail companies" said Anestis. "His work on behalf of Guilford Transportation Industries, Chicago and Northwestern, CSX, and Canadian National has produced real estate and telecommunications value for the shareholders of those companies. Bob is a skilled negotiator with a real nose for value. His talent will be a great asset to FECI."

"For the last two years, MacSwain has been consulting with FECI to identify opportunities to unleash the telecommunications potential of the company's right-of-way. MacSwain worked with Anestis and FECI in negotiating transactions in which Qwest and Williams Network agreed to pay substantial rental income for using optical communication fibers installed along FECI's right-of-way between Jacksonville and Miami. In the transaction with Williams, FECI also gained ownership of 36 dark fiber optic communication fibers. In addition, MacSwain helped to negotiate a "conduit swap," whereby FECI will gain access to a fiber optic conduit connecting Miami to Daytona Beach through Naples/Ft. Myers, Tampa, and Orlando. As a result of these transactions, FECI is receiving steady revenue and has established a telecommunications potential that links 13 of the top 15 major population centers in Florida.

"Bob has already delivered extraordinary value for FECI," said Anestis. "As a member of our senior management team, his talent will increase the return FECI earns on our substantial assets."

"MacSwain has over 30 years experience structuring real estate transactions. For 18 years he worked at ITT Hartford in a series of positions, including Vice President and General Manager of that insurance company's extensive 437 Land Company portfolio of real estate properties. He headed Guilford Transportation Industries' real estate divisionfor three years and for the last 11 years has been a private consultant assisting major companies such as AT&T to develop tactics to support their telecommunications strategies.

"Over the last two years I have come to appreciate the potential of FECI's holdings," said MacSwain. "Quite apart from its portfolio of real estate in Gran Central, non-freight applications of its rail corridor can produce significant value for the company. All of my efforts will be focused on extracting that value."

"Florida East Coast Industries conducts its operations primarily through two wholly owned subsidiaries-Florida East Coast Railway Company and Gran Central Corporation. FEC Railway carries freight traffic within the state of Florida on 442 miles of track, including its mainline, which runs from Jacksonville to Miami. Gran Central Corporation develops, leases, and manages approximately seven million square feet of office, showroom, and warehouse space on 18,000 acres of real estate. The Company also has a trucking subsidiary, International Transit, Inc., which provides truckload service throughout the southeastern United States.

"Bob MacSwain is 56 years old and graduated cum laude from the University of Notre Dame. He and his wife, Jean, have one son, Brian, who is a lawyer in Boston."


                                   SIGNATURE
                                   =========

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       FLORIDA EAST COAST INDUSTRIES, INC.

                           BY:       s/s  T. Neal Smith
                                     Vice President & Secretary

Dated: 2/26/99